                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-86257


Supplement, Dated March 3, 2000, to Prospectus, Dated September 17, 1999, of
----------------------------------------------------------------------------
UnitedGlobalCom, Inc.
---------------------


Additional Selling Securityholders. The following selling securityholders are added to the list of selling securityholders in the prospectus:


                                       Number of Depositary Shares
                                       ---------------------------
Name of Selling Securityholder            Owned         Offered
-------------------------------------  ------------  -------------

Paloma Securities L.L.C.                     44,000         44,000
Paloma Strategic Securities Limited          44,000         44,000

                                 March 3, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-1004

       Re:  UnitedGlobalCom, Inc.
            Supplement, dated March 3, 2000, to Prospectus, dated September 17, 1999 (Registration Statement on Form S-3: File No. 333-86257)


Ladies and Gentlemen:

     Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, UnitedGlobalCom, Inc. (the "Company") herewith files a prospectus supplement, dated March 3, 2000, to the Company's prospectus, dated September 17, 1999, relating to the Company's Registration Statement on Form S-3 (File No. 333-86257) with respect to depository shares each representing 1/20th of a share of 7% Series C Senior Cumulative Convertible Preferred Stock of the Company (the "Preferred Stock"), shares of Class A common stock of the Company issuable upon conversion of the Preferred Stock, and shares of Class A common stock of the Company issuable as dividends on the Preferred Stock.

                              Very truly yours,


                              Hendrik F. Jordaan